Exhibit 99.1

FINAL: For release	Contact:
Ronald W. Ristau
President and
Chief Financial Officer
(212) 884-2000

Investor/Media Contact:
Integrated Corporate Relations
(203) 682-8200
Investor: Allison Malkin
Media: Kellie Baldyga

NEW YORK & COMPANY, INC. TO EXIT JASMINESOLA TO FOCUS ON HIGHER RETURN OPPORTUNITIES

New York, NY — October 18, 2007 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain, today announced that following a thorough review of strategic alternatives for its JasmineSola store concept, the Company has decided to exit the 23 store JasmineSola chain by the end of the fourth quarter of fiscal 2007.  This decision enables the Company to focus future investments on higher return opportunities within its New York & Company brand.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated: “We believe that we can generate greater shareholder value by directing our resources and capital towards growth initiatives within our core New York & Company brand and therefore have made the difficult decision to exit the JasmineSola business.”

In connection with today’s announcement, the Company currently expects to incur after tax charges to exit the JasmineSola business of approximately $28.0 to $30.0 million over the third and fourth quarters of fiscal 2007.  The majority of these charges are expected to be non-cash impairments of intangible assets and store level property and equipment.   The Company is exploring opportunities to convert existing JasmineSola locations to its New York & Company concept and to redeploy JasmineSola associates to positions in New York & Company, where feasible.

Forward-Looking Statements: This press release contains certain forward-looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “explore”, “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully and the possible lack of availability of suitable locations on acceptable terms; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends, develop new merchandise and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain, recruit and train key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials, distribution services or labor, including federal and state minimum wage rates; (x) our reliance on foreign sources of production, including the disruption of imports by labor disputes, political instability, legal and regulatory matters, duties, taxes, other charges and quotas on imports, local business practices, potential delays in shipping and related pricing impacts and political issues and fluctuation in currency and exchange rates; (xi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xiii) our ability to efficiently execute our exit strategy related to the JasmineSola business; (xiv) our ability to service any debt we incur from time to time as well as our ability to maintain the requirements that the agreements related to such debt impose upon us; (xv) the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; (xvi) our reliance on manufacturers to maintain ethical business practices; (xvii) our ability to protect our trademarks and other intellectual property rights; (xviii) our ability to maintain and our reliance on our information systems infrastructure; (xix) our dependence on the success of our brand; (xx) competition in our market, including promotional and pricing competition; (xxi) our reliance on the effective use of customer information; (xxii) the effects of government regulation; (xxiii) the control of our company by our sponsors; and (xxiv) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and online at www.nyandcompany.com. The Company currently operates 561 New York & Company retail stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.